Exhibit 99.3

BED BATH & BEYOND INC. ADVANCES $1 BILLION THREE-YEAR SHARE REPURCHASE
PROGRAM WITHIN FISCAL 2021

Fiscal 2021 Share Repurchases to Increase from $325M to $625M
Current Repurchase Authorization of $1B to Be Completed by End of Fiscal 2021
Accelerating Fiscal 2022-2023 Plans

UNION, N.J., Nov. 2, 2021 – Bed Bath & Beyond Inc. (NASDAQ: BBBY) today announced that it expects to complete its $1 billion three-year share repurchase plan by the end of fiscal 2021, two years ahead of schedule.

Program-to-date, the Company has completed $600 million in share repurchases since the end of fiscal 2020.  The Company now expects to repurchase the remaining $400 million of the program by the end of fiscal 2021, specifically over the third and fourth quarters.

Mark Tritton, Bed Bath & Beyond’s President and CEO commented, “We continue to execute our bold transformation and implement successful strategies that will fortify our near-term and long-term value creation. Today’s announcement further underscores our ongoing confidence in our turnaround, and our ability to simultaneously generate positive cash flow, maintain a strong balance sheet and invest in our long-term growth, all while returning significant capital to shareholders.  We remain committed to our capital allocation framework of delivering strong and sustainable total shareholder return.”

Mr. Tritton continued, “As we continue to navigate the third quarter, the corrective and surgical pricing actions we’ve implemented are resulting in a trend toward expected gross margin rates for the period.  Sales to date have remained consistent with the September trends we shared on our earnings call several weeks ago.  Our focus remains on delivering comp sales growth in the all-important November month, which represents a disproportionately larger impact to our quarterly sales.  We are preparing for the peak Holiday season and are particularly excited about the new future sales channels that we’ve announced today, which are our strategic collaboration with Kroger and our own digital Marketplace.”

During the first six months of the current fiscal year, the Company has executed approximately $225 million in repurchases with $100 million remaining under its $325 million plan for fiscal 2021.  With today’s announcement, the total expected share repurchase amount for fiscal 2021 has now increased to approximately $625 million, nearly doubling the initial share repurchase plan of $325 million for the current fiscal year.

	FY20	FY21			TOTAL PROGRAM
		Q1-Q2	Q3-Q4	Total	To Date	Remaining	Total
Share Repurchases	$375M	$225M	$400M	$625M	$600M	$400M	$1B

This expedited and revised share repurchase plan is consistent with the Company’s capital allocation principles of investing for growth and transformation, ensuring financial resilience, and returning cash to shareholders.  As of August 28, 2021, total liquidity was approximately $2.0 billion, including the Company’s asset based revolving credit facility.

The method, timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities.  The Company does not anticipate today’s announcement to have a significant impact in fiscal 2021.

About Bed Bath & Beyond

Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of merchandise in the Home, Baby, Beauty and Wellness markets.  Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com, bedbathandbeyond.ca, buybuybaby.com, buybuybaby.ca, harmondiscount.com, facevalues.com, and decorist.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934 including, but not limited to, the Company’s business plans and future operations, as well as progress and anticipated progress towards its long-term objectives. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, preliminary, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; risks associated with the COVID-19 pandemic and the governmental responses to it, including its impacts across the Company’s businesses on demand and operations, as well as on the operations of the Company’s suppliers and other business partners, and the effectiveness of the Company’s actions taken in response to these risks; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments, including the Company’s strategic restructuring program and store network optimization strategies; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise, logistical costs and other costs and expenses; potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to effectively and timely adjust the Company’s plans in the face of the rapidly changing retail and economic environment, including in response to the COVID-19 pandemic; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for the Company’s business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; and foreign currency exchange rate fluctuations. Except as required by law, the Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

Investors: Susie A. Kim, ir@bedbath.com
Media: Julie Strider, media@bedbath.com